Exhibit 4.92

Global Data Solutions Co., Ltd.

Changshu Yuntu Huichuang Data Technology Co., Ltd.

and

Changshu Wanguo Yunfeng Data Science & Technology

Co., Ltd.

with regards to

Changshu Yuntu Huichuang Data Technology Co., Ltd.

Exclusive Call Option Agreement

Date: September 30, 2025

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (the “Agreement”) is entered into by and among the following parties on September 30, 2025 in Shanghai, China:

1.	Global Data Solutions Co., Ltd. (hereinafter referred to as “Existing Shareholder”)

Registered Address: Unit A0503-1, International Science Park, No. 1355 Jinji Lake Avenue, Suzhou Industrial Park;

Legal Representative: Chen Yilin.

2.	Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd. (hereinafter referred to as “Asset Company”)

Registered Address: Room 202, Building C3, No. 8 Wangwan North Road, Changshu Economic and Technological Development Zone;

Legal Representative: Wang Haiming.

3.	Changshu Yuntu Huichuang Data Technology Co., Ltd. (hereinafter referred to as “License Company”)

Registered Address: Room 202, Building C3, No. 8 Wangwan North Road, Changshu Economic and Technological Development Zone, Changshu City, Suzhou City, Jiangsu Province;

Legal Representative: Zhang Kejing.

(In this Agreement, the above parties are referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

(1)

The Existing Shareholder is the registered shareholder of the License Company and in legal possession of all the equity interests of the License Company on the execution date of this Agreement (basic information of the License Company on the execution date of this Agreement is shown in Exhibit 1 to this Agreement).

(2)

The Existing Shareholder intends to transfer all of its equity interests in the License Company to the Asset Company and/or any other entity or individual designated by the Asset Company without violating the PRC Laws and Regulations, and the Asset Company intends to accept the transfer.

(3)

The License Company intends to transfer the Assets of the License Company (as defined below) to the Asset Company and/or the entity or individual designated by the Asset Company without violating the PRC Laws and Regulations, and the Asset

Company intends to accept the transfer by itself or designate other entity or individual to accept it.

(4)

In order to carry out the aforesaid transfer of equity interests or assets, the Existing Shareholder hereby irrevocably grants to the Asset Company an exclusive call option right to purchase equity interests (the “Stock Option”) and the License Company acknowledges such Stock Option; and the License Company hereby irrevocably grants to the Asset Company an Asset Purchase Option (as defined below) and the Existing Shareholder acknowledges such Asset Purchase Option. To the extent permitted by the PRC Laws and Regulations and in accordance with the Stock Option and the Asset Purchase Option, the Existing Shareholder or the License Company (as applicable) shall, based on the requirements of the Asset Company, transfer the Option Stock or the Assets of the License Company (as defined below) to the Asset Company and/or any other entity or individual designated by the Asset Company in accordance with the provisions of this Agreement.

Now, therefore, the Parties agree as follows through negotiation:

Article 1 Terms and Definitions

1.1	Unless otherwise specified or in cases where the context demands a different interpretation, the terms used in this Agreement shall have the following meanings:
“Option Stock”	means, as to the Existing Shareholder, all the equity interests held by the Existing Shareholder in the Registered Capital of the License Company (as defined below).

“Registered Capital of the License Company”

means, on the execution date of this Agreement, the registered capital of the License Company of RMB 50,000,000 Yuan, including any enlarged registered capital after future capital increase during the term of this Agreement.

“Existing Business of the License Company”	means, on the execution date of this Agreement, the business scope of the License Company as specified in its business license.

“Transferred Equity Interests”

means, when the Asset Company exercises its Stock Option (the “Exercise”), the equity interests of the License Company that the Asset Company has the right to request the Existing Shareholder to transfer to it or its designated entity or individual pursuant to Article 3.2 of this Agreement. The amount may be part or all of the Option Stock. The specific amount shall be decided by the Asset Company at its absolute discretion according to the PRC Laws and Regulations and its commercial considerations at the time.

“Conversion Price”

means, during each Exercise in accordance with Article 4 of this Agreement, the total consideration paid to the Existing Shareholder for the acquisition of the Transferred Equity Interests by the Asset Company or its designated entity or individual.

“Certificates”	means any approval, license, filing, and registration the License Company shall hold for legal and effective management of the Existing Business and all other business.

“Assets of the License Company”

means all tangible and intangible assets owned or entitled to use by the License Company during the term of this Agreement, including but not limited to any real estate, movable property, trademark, copyright, patent, proprietary technology, domain name, software use right and other intellectual properties.

“Asset Purchase Option”	means the option to require the purchase of any Assets of the License Company granted by the License Company to the Asset Company in accordance with the terms of the Agreement.

“Principal Agreements”	means the agreements to which the License Company is a party and has material effect on the business and Assets of the License Company.

“PRC”:	means, for the purpose of this Agreement, the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

“PRC Laws and Regulations”

refers to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding legal documents of the People's Republic of China that are in force at the time.

1.2	Unless otherwise stipulated in the context of this Agreement, Article, Section, Paragraph and Subparagraph referred to in this Agreement mean the relevant content in this Agreement.

Article 2 Award of Stock Option and Asset Purchase Option

2.1

The Existing Shareholder hereby irrevocably and unconditionally grants, to the Asset Company an exclusive Stock Option, pursuant to which, the Asset Company shall have the right to request the Existing Shareholder to transfer the Option Stock to the Asset Company or its designated entity or individual, to the extent permitted by the PRC Laws and Regulations, in accordance with the procedures specified in this Agreement. The Asset Company also agrees to accept such Stock Option.

2.2	The License Company hereby agrees that the Existing Shareholder grants the Asset Company such Stock Option in accordance with the above Article 2.1 and other provisions in this Agreement.
2.3

The License Company irrevocably and unconditionally grants, to the Asset Company an exclusive Asset Purchase Option, pursuant to which, the Asset Company shall have the right to request the License Company to transfer all or part of the Assets of the License Company to the Asset Company and/or its designated entity and/or individual at any time (including but not limited to when the Asset Company independently determines there is a risk that the Existing Shareholder may be required by the PRC Laws and Regulations to transfer all or part of the Option Stock to any third party other than the Asset Company and/or the individual or entity designated by the Asset Company), in accordance with the procedures specified in this Agreement. The Asset Company also agrees to accept such Asset Purchase Option.

2.4	The Existing Shareholder hereby agrees that the License Company grants the Asset Company such Asset Purchase Option in accordance with the above Article 2.3 and other provisions in this Agreement.

Article 3 Exercise Procedures

3.1	The Asset Company shall have the right to decide at its absolute discretion the specific time, procedure and number of exercise to the extent permitted by the PRC Laws and Regulations.
3.2	Regarding the Stock Option, if, at the time of the Exercise, the PRC Laws and Regulations then effective allow the Asset Company and/or its designated entity or individual to hold all equity interests of the License Company, the Asset Company shall be entitled to exercise all the Stock Option, and all the Option Stock shall be acquired by the Asset Company and/or its designated other entity or individual from the Existing Shareholder in a one-off transfer; if at the time of the Exercise, the PRC Laws and Regulations then effective only allow the Asset Company and/or its designated entity or individual to hold part of the equity interests of the License Company, the Asset Company shall be entitled to decide the amount of the Transferred Equity Interests within the upper limit of the proportion of equity interests regulated by the PRC Laws and Regulations (the “Upper Limit”), and such amount of the Transferred Equity Interests shall be acquired by the Asset Company and/or its designated entity or individual from the Existing Shareholder. Under the latter situation, the Asset Company is entitled to exercise the Stock Option in installments in accordance with the gradual relaxation of the Upper Limit allowed by the PRC Laws and Regulations until all the Stock Option has been exercised.

3.3

Regarding the Stock Option, during each Exercise, the Asset Company shall have the right to decide at its discretion the number of equity interests to be transferred by the Existing Shareholder to the Asset Company and/or its designated entity or individual, and the Existing Shareholder shall transfer the Transferred Equity Interests to the Asset Company and/or its designated entity or individual respectively as required by the Asset Company. The Asset Company and/or its designated entity or individual shall pay the Conversion Price to the Existing Shareholder for the Transferred Equity Interests under each Exercise.

3.4

Regarding the Asset Purchase Option, during each Exercise, the Asset Company shall have the right to decide at its discretion the specific Assets of the License Company to be transferred by the License Company to the Asset Company and/or its designated entity and/or individual, and the License Company shall transfer the assets to the Asset Company and/or its designated entity and/or individual respectively as required by the Asset Company. Asset Company and/or its designated entity and/or individual shall pay the Conversion Price to the License Company for the transferred assets under each Exercise.

3.5

During each Exercise, the Asset Company may purchase the Transferred Equity Interests or transferred assets by itself or may designate any third party to purchase all or part of the Transferred Equity Interests or transferred assets.

3.6	The Asset Company shall, upon its decision to exercise the Stock Option, issue a written notice to exercise the Option (the “Exercise Notice”, the form of which is set forth in Exhibit 2 and Exhibit 3 to this Agreement respectively) to the Existing Shareholder. The Existing Shareholder shall, within thirty (30) days upon the receipt of the Exercise Notice, make a one-off transfer of the Transferred Equity Interests in whole to the Asset Company and/or its designated entity or individual in accordance with the Exercise Notice and the provisions of Article 3.3 of this Agreement.

3.7	The Existing Shareholder hereby represents and warrants that once the Asset Company issues an Exercise Notice:
(1)

It shall promptly pass a shareholder resolution and take all necessary actions to agree on the transfer of the Transferred Equity Interests or transferred assets in whole to the Asset Company and/or its designated entity or individual at the Conversion Price;

(2)

It shall promptly execute an equity transfer agreement or assets transfer agreement with the Asset Company and/or its designated entity or individual to transfer the Transferred Equity Interests or transferred assets in whole to the Asset Company and/or its designated entity or individual at the Conversion Price; and

(3)

It shall provide necessary support to the Asset Company in accordance with the Asset Company's requirements and applicable laws and regulations (including to provide and execute all relating legal documents, perform all government approval, registration, filing procedures and bear all the relevant obligations) to enable the Asset Company and/or its designated entity or individual to obtain the Transferred Equity Interests or transferred assets without legal defects.

3.8

The Existing Shareholder shall, upon the request of the Asset Company, execute a power of attorney (the “Power of Attorney”, the form of which is set forth in Exhibit 4 to this Agreement) to authorize in writing any person designated by the Asset Company (the “Trustee”) to represent the Existing Shareholder to execute any and all necessary legal documents to enable the Asset Company and/or its designated entity or individual to obtain the Transferred Equity Interests or transferred assets without legal defects. The Power of Attorney shall be kept by the Asset Company upon execution, and, when necessary, the Asset Company may at any time require that the Existing Shareholder to execute multiple duplicates of the Power of Attorney and present them to relevant government authorities. When and only when the Asset Company issues a written notice to the Existing Shareholder to dismiss and replace the Trustee shall the Existing Shareholder immediately revoke the entrustment of the existing Trustee under this Agreement and entrust another Trustee designated by the Asset Company at the time to execute any and all necessary legal documents on behalf of the Existing Shareholder in accordance with this Agreement; the new Power of Attorney shall replace the original Power of Attorney once it is made. Except for this, the Existing Shareholder shall under no other circumstances revoke the Power of Attorney to the Trustee.

Article 4 Conversion Price

4.1

During each Exercise by the Asset Company, the total Conversion Price or asset transfer price payable by the Asset Company or its designated entity or individual shall pay to the Existing Shareholder shall be RMB one (1) yuan or any price agreed upon by the Parities in writing. If, at the time of exercise, any PRC Laws and Regulations have mandatory provisions on the Conversion Price or asset transfer price, the Asset Company or its designated entity or individual shall be entitled to take the minimum price permitted by the PRC Laws and Regulations as the Conversion Price or asset transfer price in accordance with the PRC Laws and Regulations.

4.2

All taxes and fees arising from the exercise of the Stock Option or the Asset Purchase Option under this Agreement in accordance with applicable laws shall be borne by the License Company, the Existing Shareholder, and the Asset Company respectively in accordance with the law.

Article 5 Representations and Warranties

5.1

The Existing Shareholder hereby makes the following representations and warranties, which shall remain at all times in full force as in the occasion when they are made at the time of the transfer of the Option Stock or the Assets of the License Company.

5.1.1

The Existing Shareholder is a limited liability company duly incorporated and validly existing under the PRC Laws and Regulations as an independent legal person and with complete, independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a litigant in proceedings.

5.1.2	The License Company is a limited liability company duly incorporated and validly existing under the PRC Laws and Regulations as an independent legal person and with complete, independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a litigant in proceedings.

5.1.3

The Existing Shareholder has full capacity and power to execute and deliver this Agreement and all other documents to be executed by them related to the transaction referred to in this Agreement and has full capacity and power to complete the transaction referred to in this Agreement.

5.1.4

This Agreement is legally and appropriately executed and delivered by the Existing Shareholder. This Agreement constitutes a legal and binding obligation on it, enforceable against it in accordance with the terms of the Agreement.

5.1.5

At the effective date of this Agreement, the Existing Shareholder is the only registered legal owner of the Option Stock. Except for the rights provided under this Agreement, the Equity Pledge Agreement entered into by and between the Existing Shareholder and the Asset Company, and the Shareholder Voting Proxy Agreement entered into by and among the Existing Shareholder, the Asset Company, and the License Company, the Option Stock is free and clear of any liens, pledge, claims, other security interests and other third-party rights; pursuant to this Agreement, the Asset Company and/or its designated entity or individual shall be entitled to the ownership of the Transferred Equity Interests free of any liens, pledge, claims, other security interests and other third-party rights after the Exercise.

5.1.6

Except for the Asset Purchase Option created under this Agreement, the Assets of the License Company are free of any liens, mortgages, claims, other security interests and other third-party rights; pursuant to this Agreement, the Asset Company and/or its designated entity and/or individual shall be entitled to the ownership of the transferred assets free of any liens, mortgages, claims, other security interests and other third-party rights after the Exercise.

5.2	The License Company hereby represents and warrants that:
5.2.1

The License Company is a limited liability company duly incorporated and validly existing under the PRC Laws and Regulations as an independent legal person. The License Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a litigant in proceedings.

5.2.2

It has full internal power and authority to execute and deliver this Agreement and all other documents to be executed by it in relation to the transaction referred to in this Agreement, and has full internal power and authority to complete the transaction referred to in this Agreement.

5.2.3	This Agreement is legally and appropriately executed and delivered by the License Company. This Agreement constitutes a legal and binding obligation on the License Company.
5.2.4

The Existing Shareholder is the only registered legal shareholder of the License Company on the effective date of this Agreement. Pursuant to this Agreement, the Asset Company and/or its designated entity or individual shall be entitled to the ownership of the Transferred Equity Interests free of any liens, pledge, claims, other security interests and other third-party rights after the Exercise.

5.2.5

On the effective date of this Agreement, the License Company has all the Certificates necessary for its operation. The License Company has sufficient rights and qualifications to operate business within the territory of China. The License Company has been operating its business lawfully since its foundation and there is no breach of the regulations or requirements of Industrial and Commercial Bureau, Tax Bureau, Telecommunication Administration, Administration of Quality Supervision, Labor and Social Security Bureau or other government authorities in any material aspects.

Article 6 Undertakings of the Existing Shareholder

The Existing Shareholder hereby undertakes that:

6.1

Within the term of this Agreement, the Existing Shareholder shall take all necessary actions to ensure that the License Company obtain all Certificates for its business operation in a timely manner and maintain the continuing effectiveness of the Certificates at all times;

6.2	During the term of the Agreement, without prior written consent by the Asset Company:
6.2.1	The Existing Shareholder shall not transfer or dispose of in any other means any Option Stock or create any security interests or third party rights on the Option Stock;
6.2.2	The Existing Shareholder shall not increase or decrease Registered Capital of the License Company;
6.2.3	The Existing Shareholder shall not dispose of or cause the management of the License Company to dispose of any of the Assets of the License Company (except in the ordinary course of business);
6.2.4	The Existing Shareholder shall not terminate or cause the management of the License Company to terminate the Principal Agreements or enter into any contract in conflict with the Principal Agreements;

6.2.5

The Existing Shareholder shall not appoint or dismiss any of the directors, supervisors or other management personnel of the License Company that shall be appointed and dismissed by the Existing Shareholder;

6.2.6	The Existing Shareholder shall not cause the License Company to declare or actually pay any distributable profits, interests, or dividends;
6.2.7	The Existing Shareholder shall ensure the continuous existence of the License Company and that the License Company will not be terminated, liquidated or dissolved;
6.2.8	The Existing Shareholder shall not modify the articles of association of the License Company; and
6.2.9

The Existing Shareholder shall ensure that the License Company will not lend or borrow any loan, or provide guarantee or provide securities in other means, or assume any material liabilities for those other than arising from the ordinary business operations;

6.3

During the term of this Agreement, the Existing Shareholder shall use its best endeavor to promote the License Company’s business and to ensure the legal operation of the License Company, without any action or nonfeasance that might damage the Assets of the License Company, its reputation, or the effectiveness of its Certificates.

6.4

During the term of this Agreement, the Existing Shareholder shall promptly inform the Asset Company of any situation that may have a material adverse effect on the existence, business operations, financial condition, assets, or reputation of the License Company, and promptly take all measures approved by the Asset Company to eliminate such adverse situation or take effective remedial measures against it.

Article 7 Undertakings of The License Company

7.1

If any consent, permit, waiver or authorization by any third party, or any approval, permit or exemption by any government authority, or any registration or filing formalities (if required by law) with any government authority is required to be obtained or handled with respect to the execution and performance of this Agreement and the exercise of the Stock Option and the Asset Purchase Option under this Agreement, the License Company shall endeavor to assist in satisfying the above conditions.

7.2	Without the Asset Company’s prior written consent, the License Company shall not assist or permit the Existing Shareholder to transfer or otherwise dispose of any Option Stock or create any security interests or other third party rights on any Option Stock.

7.3

Without the Asset Company’s prior written consent, the License Company shall not transfer or dispose of in any other means any principal Assets of the License Company (except in the ordinary course of business) or create any security interests or third party rights on the Assets of the License Company.

Article 8 Confidentiality

8.1

Regardless of whether this Agreement is terminated or not, the Parties shall be under the obligation to keep strictly confidential any business secrets, proprietary information, client information and other related materials of the other Parties, as well as any other non-public information of any other Party (collectively the “Confidential Information”) obtained during the execution and performance of this Agreement. Except with the prior written consent of the other Party or as required to be disclosed by relevant laws and regulations, securities listing rules, rules or regulations of a stock exchange, or orders of any relevant government department, competent authority, or court, the Party receiving the Confidential Information (referred to as the “Receiving Party”) shall not disclose, give, or transfer the Confidential Information or any part thereof to any third party; except for the purpose of performing this Agreement, the Receiving Party shall not use or indirectly use the Confidential Information or any part thereof for any purpose.

8.2	The following information shall not be considered Confidential Information:
(1)	Any information that the Receiving Party had previously known through legal means, as evidenced in writing;
(2)	Information that has entered the public domain or become known to the public due to other reasons not attributable to the fault of the Receiving Party; or
(3)	Information that the Receiving Party lawfully obtains from other sources after receiving the Confidential Information.
8.3

The Receiving Party may disclose Confidential Information to its or its affiliates' relevant employees, agents, lenders or potential lenders (including agents or trustees of lenders), financing arrangers or potential financing arrangers, and professionals engaged by the aforementioned entities, provided that the Receiving Party shall ensure that the aforementioned personnel are also bound by this Agreement or (with respect to any lender (including agents or trustees of lenders), financing arrangers) separately signed relevant confidentiality agreements to keep the Confidential Information confidential and use such Confidential Information only for the purpose of performing this Agreement.

8.4	The Parties agree that, regardless of any change, rescission or termination of this Agreement, this Article 8 shall remain in effect.

Article 9 Term of Agreement

This Agreement comes into effect as of its execution date, and shall terminate until all the Option Stock and the Assets of the License Company under this Agreement has been transferred to the Asset Company and/or its designated entity or individual.

Article 10 Notice

10.1

All notices or other correspondences among the Parties in connection with the performance of the rights and obligations under this Agreement shall be in writing and be delivered in person, by registered mail, postage prepaid mail, or recognized express mail to the Party concerned.

10.2

If any of such notices or other correspondences is transmitted by facsimile or telex, it shall be deemed delivered immediately upon transmission; if delivered in person, it shall be deemed delivered at the time of delivery; if posted by mail, it shall be deemed delivered five (5) days after dispatch.

Article 11 Breach of Agreement

11.1

The Parties agree and acknowledge that, any material breach of any provision of this Agreement, or substantial non-performance of this Agreement by any party (the “Breaching Party”) constitutes a breach of the Agreement (the “Breach”). Any of the non-breaching parties (the “Non-breaching Parties”) shall be entitled to require the Breaching Party to correct or take remedial measures within a reasonable time. Where the Breaching Party does not take any remedy measures in a reasonable time or within 10 days after the written notice from the Non-breaching Parties to request remedial measures, if the breaching party is the Existing Shareholder or the License Company, then the Non-breaching Party, at its discretion, shall have the right to: (1) terminate this Agreement and require full compensation from the Breaching Party; or (2) request for compulsory performance of the obligations of the Breaching Party under this Agreement and request for full compensation from the Breaching Party under this Agreement ; if the Breaching Party is the Asset Company, then the Non-breaching Parties shall have the right to request for compulsory performance of the obligations of the Breaching Party under this Agreement and request for full compensation from the Breaching Party under this Agreement .

11.2	The Parties agree and acknowledge that the Existing Shareholder or the License Company shall under no circumstances prematurely terminate this Agreement for whatever reasons.
11.3	The rights and remedies stipulated in this Agreement are accumulative, and do not preclude other rights or remedies as prescribed by laws and regulations.
11.4	Notwithstanding any other provisions herein, the effect of this Article shall survive the suspension or termination of this Agreement.

Article 12 Miscellaneous

12.1This Agreement is made in triplicate (3 copies), with each Party holding one (1) copy.

12.2The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws and Regulations.

12.3The Parties shall settle any dispute arising out of or relating to this Agreement through amicable negotiation. If any dispute cannot be resolved through negotiations within thirty (30) days, the dispute shall be referred to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the commission's arbitration rules. The seat of arbitration shall be Shanghai. The arbitration award shall be final and binding upon the Parties.

12.4Any right, power or remedy granted to a Party by any provision of this Agreement does not preclude the Party from any right, power or remedy granted by law or other provisions of this Agreement; any Party’s exercise of its right, power and remedy by a Party shall not preclude the Party from exercising its other rights, powers and remedies.

12.5No failure or delay by any Party in exercising any right, power or remedy (the “Said Party’s Rights”) provided by law or under this Agreement shall constitute a waiver of the Said Party’s Rights and no single or partial waiver of any Said Party’s Rights shall preclude the exercise of any Said Party’s Rights in other means or the exercise of any other Said Party’s Rights.

12.6The headings hereof have been inserted for convenience of reference only, under no circumstances shall such headings be construed to affect the meaning, construction or effect of this Agreement.

12.7The provisions of this Agreement are severable and independent to one another. If at any time one or several articles herein shall be deemed invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

12.8This Agreement upon execution shall supersede any other legal documents on the same subject matter entered into by the Parties hereto. Any amendment or supplement of this Agreement shall be made in writing and duly executed by all Parties herein before taking effect.

12.9The Existing Shareholder and the License Company shall not assign any rights and/or obligations hereunder to any third party without the prior written consent of the Asset Company, while the Asset Company may assign any rights and/or obligations hereunder to its designated third party upon notifying the Existing Shareholder and the License Company.

12.10This Agreement is binding on the lawful successors and assignees of the Parties.

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[Signature page]

In witness whereof, this Exclusive Call Option Agreement is entered into by the following Parties on the date and at the place first above written.

Global Data Solutions Co., Ltd.
(Seal)

Signature:
Name:
Title:

Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd.
(Seal)

Signature:
Name:
Title:

Changshu Yuntu Huichuang Data Technology Co., Ltd.
(Seal)

Signature:
Name:
Title:

Signature page to Exclusive Call Option Agreement

Exhibit 1:

Basic information of the License Company

Company Name:	Changshu Yuntu Huichuang Data Technology Co., Ltd.

Registered Address:	Room 202, Building C3, No. 8 Wangwan North Road, Changshu Economic and Technological Development Zone, Changshu City, Suzhou City, Jiangsu Province

Registered Capital:	RMB 10,000,000

Legal Representative:	Zhang Kejing

Shareholding Structure:

Name or Shareholder	Share of Registered Capital	Proportion of Capital Contribution
Global Data Solutions Co., Ltd.	RMB 10,000,000	100%

Exhibit 1 to Exclusive Call Option Agreement

Exhibit 2:

Format of Exercise Notice

To:

Whereas, our company has entered into an Exclusive Call Option Agreement ("Call Option Agreement") with you and Changshu Yuntu Huichuang Data Technology Co., Ltd. (“License Company”) on [Insert the date], 2025, which designated that under circumstances permitted by the PRC Laws and Regulations, you shall transfer your equity interests in the License Company to our company or any third party designated by our company upon our request.

Now, therefore, our company hereby issue the notice as follows:

Our company hereby request to exercise the Stock Option under the Call Option Agreement and requires you to transfer____% of the equity interests held by you in the License Company (the “Assigned Equity Interests”) to our company/[insert entity or individual’s name] designated by our company. Please immediately transfer all of the Assigned Equity Interests to our company/[insert entity or individual’s name] pursuant to the Call Option Agreement within [insert days] days upon receipt of this notice.

Sincerely,

Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd.
(Seal)

Legal representative:

Date:

Exhibit 2 to Exclusive Call Option Agreement

Exhibit 3:

Format of Exercise Notice

To:

Whereas, our company has entered into an Exclusive Call Option Agreement ("Call Option Agreement") with you and Global Data Solutions Co., Ltd. on [Insert the date], 2025, which designated that under circumstances permitted by the PRC Laws and Regulations, you shall transfer your assets to our company or any third party designated by our company upon our request.

Now, therefore, our company hereby issue the notice as follows:

Our company hereby request to exercise the Asset Purchase Option under the Call Option Agreement and requires you to transfer all the assets held by you as listed in the attached list (the “Assigned Assets”) to our company/[insert entity or individual’s name] designated by our company. Please immediately transfer all of the Assigned Assets to our company/[insert entity or individual’s name] pursuant to the Call Option Agreement within [insert days] days upon receipt of this notice.

Sincerely,

Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd.
(Seal)

Legal representative:

Date:

Exhibit 3 to Exclusive Call Option Agreement

Exhibit 4:

Format of Power of Attorney

I, Global Data Solutions Co., Ltd., hereby irrevocably entrusts___________[ID Card No.: ________________], as its entrusted agent, to execute the legal documents among Changshu Yuntu Huichuang Data Technology Co., Ltd., Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd. and me on the transfer of equity interests or assets of Changshu Yuntu Huichuang Data Technology Co., Ltd.

Signature:

Date

Exhibit 4 to Exclusive Call Option Agreement